UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to § 240.14a-12

GRYPHON GOLD CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

1

GRYPHON GOLD CORPORATION

611 N. NEVADA STREET
CARSON CITY ª NEVADA ª USA ª 89703

Notice of Annual Meeting of Stockholders

To all Stockholders of Gryphon Gold Corporation:

You are invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Gryphon Gold Corporation (the “Company”). The Annual Meeting will be held at the Nevada Mining Museum, 600 North Carson Street, Carson City, Nevada, USA, 89701, beginning August 28, 2012, at 10:30am local time. The purposes of the Annual Meeting are:

1.

The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2013 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are Nominees for election as directors: James T. O’Neil Jr., Marvin K. Kaiser, and Terence J. Cryan;

2.	To ratify the appointment of the Company’s independent registered public accounting firm for fiscal year 2013;

3.

To ratify an amendment to the Company’s 2006 Omnibus Incentive Plan to increase the number of shares available for the grant of restricted tock grants and restricted stock units under the Company’s 2006 Omnibus Incentive Plan (“Incentive Plan Share Increase”);

4.

To approve an amendment to the Company’s articles of incorporation to increase the authorized capital of the Company from 250,000,000 shares of common stock to 500,000,000 shares of common stock (“Articles Amendment”); and

5.	Any other business that may properly come before the annual meeting.

The Board of Directors has fixed July 5, 2012, as the record date for the Annual Meeting. Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders as of July 5, 2012, will be available at the Annual Meeting for inspection by any stockholder.

Stockholders will need to register at the Annual Meeting to attend the Annual Meeting. If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares of common stock to the Annual Meeting in order to register. You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a proxy that shows your ownership of shares of common stock of the Company as of July 5, 2012. Please bring that documentation to the Annual Meeting to register.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

Lisanna M. Lewis, Secretary
Carson City, Nevada
July 19, 2012

GRYPHON GOLD CORPORATION
611 N. NEVADA STREET
CARSON CITY ª NEVADA ª USA ª 89703

Proxy Statement
for
Annual Meeting of Stockholders

To Be Held August 28, 2012

Unless the context requires otherwise, references in this proxy statement to “Gryphon Gold,” the “Company,” “we,” “us,” or “our” refer to Gryphon Gold Corporation.

The Annual Meeting of Stockholders (the “Annual Meeting”) will be held the Nevada Mining Museum, 600 North Carson Street, Carson City, Nevada, USA 89701, beginning August 28, 2012, at 10:30am local time. We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by our Board of Directors (the “Board”) of proxies for this Annual Meeting. A notice of the availability of this proxy statement (the “Proxy Statement”), the form of proxy and our 2012 Annual Report on Form 10-K for the fiscal year ended March 31, 2012 (the “Annual Report”) will first be mailed to holders of our voting stock on or about July 19, 2012.

You are invited to attend the Annual Meeting at the above stated time and location. If you plan to attend and your shares of common stock are held in “street name” – in an account with a bank, broker, or other nominee- you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares of common stock by completing and returning the proxy card or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee. A returned signed proxy card without an indication of how shares of common stock will be voted FOR the ratification of our independent registered public accounting firm

A returned proxy card without an indication of how shares of common stock should be voted will count towards the determination of a quorum but will not be cast as votes FOR the following proposals: (1) the election of all nominees (“Nominees”) as directors of the Board (“Directors”); (2) the ratification of an amendment to our 2006 Omnibus Incentive Plan to increase in the number of shares available for the grant of restricted stock units under our 2006 Omnibus Incentive Plan (“Incentive Plan Share Increase”); and (3) an amendment to our articles of incorporation to increase our authorized capital from 250,000,000 shares of common stock to 500,000,000 shares of common stock (“Articles Amendment”). We encourage our stockholders to instruct their brokers to vote their shares of common stock on each of the proposals.

Our corporate bylaws define a quorum as one-third of the voting power of the issued and outstanding voting stock present in person or by proxy. Our articles of incorporation (the “Articles”) do not allow cumulative voting for Directors. The Nominees who receive the most votes will be elected. A simple majority of the voting shares present, whether in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm and to approve the Incentive Plan Share Increase. A majority vote of our issued and outstanding shares of common stock is required to approve the Articles Amendment.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on July 5, 2012, and are entitled to vote at the Annual Meeting. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Annual Meeting to vote your shares of common stock.

When you sign the proxy card you appoint James T. O’Neil Jr., our Chief Executive Officer, and Lisanna M. Lewis, our Vice President, Secretary and Treasurer, as your representatives at the Annual Meeting with the power to act jointly or individually. As your representatives, they will vote your shares of common stock at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your shares of common stock, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed July 5, 2012, as the record date for the Annual Meeting. Only holders of shares of our voting stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of July 5, 2012, we had 194,103,382 shares of common stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.

The election of the Nominees to our Board to serve until the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) or until successors are duly elected and qualified; the following are Nominees for election as Directors: James T. O’Neil Jr., Marvin K. Kaiser, and Terence J. Cryan;

2.	The ratification of the appointment of our independent registered public accounting firm for the fiscal year of 2013;

3.	To ratify the Incentive Plan Share Increase;

4.	To ratify the Articles Amendment; and

5.	Any other business that may properly come before the Annual Meeting.

How many votes do I get?

Each share of common stock is entitled to one vote. No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR each of the Nominees to the Board, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the Incentive Plan Share Increase and FOR the Articles Amendment.

How do I vote?

You have several voting options. You may vote by:

  Completing your proxy card over the internet at the following website: www.envisionreports.com/GGN;

  Requesting a paper copy of this Proxy Statement and the proxy card, signing and returning the proxy card; or

  Attending the Annual Meeting and voting in person.

If your shares of common stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares of common stock held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares of common stock in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares of common stock in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares of common stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I want a paper copy of these proxy materials?

You can request paper or email copies of this Proxy Statement, the form of proxy and the Annual Report by submitting a request via Internet, telephone or email as follows:

  Internet – Go to www.envisionreports.com/GGN. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current Annual Meeting materials and submit your preference for email or paper delivery of future Annual Meeting materials.

  Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current Annual Meeting. You can also submit a preference to receive a paper copy for future Annual Meetings.

  Email – Send an email to investorvote@computershare.com with “Proxy Materials Gryphon Gold Corporation” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current Annual Meeting materials. You can also state your preference to receive a paper copy for future Annual Meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by August 14, 2012.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

  Going to www.envisionreports.com/GGN. Once you are at the envision reports website, click Cast Your Vote or Request Materials. Follow the instructions to log in and change your vote, prior to 12:00 p.m, PST on August 27, 2012;

  Signing another proxy with a later date and mailing it to our Inspector of Elections, at our principal executive offices, so long as it is received prior to 12:00 p.m., PST, on August 27, 2012;

  Voting in person at the Annual Meeting; or

  Giving written notice to our Vice President, Lisanna M. Lewis, at 611 N. Nevada Street, Carson City, Nevada 89703, prior to 12:00 p.m., PST on August 27, 2012.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, we must have a quorum, which means that one-third of our outstanding voting shares as of the record date must be present at the Annual Meeting. Based on 194,103,382 shares of common stock issued and outstanding as of July 5, 2012, 64,701,127 shares of common stock must be present, in person or by proxy, for a quorum to be present at the Annual Meeting.

Your shares will be counted as present at the Annual Meeting if you:

  Submit a properly executed proxy card (even if you do not provide voting instructions); or

  Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. If a quorum is present, abstentions will not be included in vote totals. Since our bylaws provide that approval of a proposal at a Annual Meeting of the stockholders is by the affirmative vote of a majority of the voting shares present, in person or by proxy, at a Annual Meeting of the stockholders, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. However, as described below, election of Directors is by a plurality of the votes cast at the Annual Meeting. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR any of the Nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of common stock in street name for their customers, are generally required to vote the shares of common stock in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares of common stock on routine matters, but not on non-routine matters. The following proposals are non-routine matters: (1) the election of the Nominees as Directors; (2) the Incentive Plan Share Increase; and (3) the Articles Amendment, therefore, brokers may not vote shares of common stock held in street name for their customers in relation to these items of business. The ratification of the appointment of our independent registered public accounting firm for the fiscal year of 2013 is considered a routine matter and brokers will be permitted to vote shares of common stock held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of Directors. Any shares of common stock represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to approve the Articles Amendment or the proposal to approve the Incentive Plan Share Increase will have the same effect as a vote against such proposal. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

How many votes are needed to elect Directors?

The Nominees for election as Directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. The Nominees with the most votes will be elected. A properly executed proxy card marked WITHHELD with respect to the election of Directors will not be voted and will not count FOR or AGAINST any of the Nominees.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

How many votes are needed to approve the Incentive Plan Share Increase?

The Incentive Plan Share Increase will be approved if a majority of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

How many votes are needed to approve the Articles Amendment?

The Articles Amendment will be approved if a majority of our issued and outstanding shares of common stock vote FOR the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will have the same effect as a vote cast AGAINST this proposal. Approval of the Articles Amendment is important to the Company and our ability to raise capital, acquire assets or property and incentivize our employees with stock options through the issuance of common stock. In recognition of our desire to have every stockholder vote count, we encourage our stockholders to instruct their brokers to vote their shares.

Will my shares of common stock be voted if I do not sign and return my Proxy Card?

If your shares of common stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares of common stock. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of common stock.

If your shares of common stock are registered in your name, and you do not sign and return your proxy card, your shares of common stock will not be voted at the Annual Meeting, unless you attend the Annual Meeting and vote your shares of common stock.

How are votes counted?

Your shares of common stock will be voted as you indicate on your proxy card. If you just sign your proxy card with no further instructions, your shares of common stock will be voted:

  FOR each Nominee for election to the Board for terms expiring in 2013;

  FOR the ratification of the appointment of the independent registered public accountant;

  FOR the approval of the Incentive Plan Share Increase; and

  FOR the approval of the Articles Amendment.

Voting results will be tabulated and certified by the Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will publish the final results in a current report filing on Form 8-K with the United States Securities and Exchange Commission (the “SEC”) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the Annual Meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Additionally, we may hire a proxy solicitor to help reach the quorum requirement. We will pay a reasonable fee in relation to these services. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2013 Annual Meeting of Stockholders?

In order to be considered for inclusion in the 2013 proxy statement, stockholder proposals must be submitted in writing to our Vice President, Lisanna M. Lewis, at Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV, 89703, and received no later than March 29, 2013, provided that this date may be changed in the event that the date of the annual meeting of stockholders to be held in calendar year 2013 is changed by more than 30 days from the date of this Annual Meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after March 29, 2013 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), provided that this date may be changed in the event that the date of the 2013 Annual Meeting is changed by more than 30 days from the date of this Annual Meeting.

How can I obtain a copy of the Annual Report?

Our Annual Report, including financial statements is available on the internet at www.envisionreports.com/GGN or through the SEC’s website at http://www.sec.gov. At the written request of any stockholder who owns shares of common stock on the record date, we will provide to such stockholder, without charge, a paper copy of our Annual Report as filed with the SEC, including the financial statements and financial statement schedules but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Annual Report should be mailed to:

Gryphon Gold Corporation
611 N Nevada Street
Carson City, NV
89703

Attention: Lisanna M. Lewis, Vice President

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

Our current bylaws require the Board to have at least one (1) and no more than nine (9) Directors. The current Board is composed of four (4) Directors, of which three (3) are standing for re-election due to the passing of Donald Gentry.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All Directors serve one-year terms until their successors are elected and qualified at the next annual meeting of our stockholders.

Who is standing for election this year?

The Board has nominated the following three (3) Nominees, who are each current Directors, for election at the Annual Meeting, to hold office until the 2013 Annual Meeting:

  James T. O’Neil Jr;

  Marvin K. Kaiser; and

  Terence J. Cryan.

What if a Nominee is unable or unwilling to serve?

Should any one or more of these Nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in such event, the proxy representatives will vote proxies that otherwise would be voted for the named Nominees for the election of such substitute nominee or nominees.

How are Nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR each of the Nominees. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the election of all Nominees.

INFORMATION ON THE BOARD, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table and information that follows sets forth, as of June 25, 2012, the names, and positions of our directors and executive officers:

Name and Municipality of Residence	Current Office with Gryphon Gold	Principal Occupation Last Ten Years	Director Since
James T. O’Neil Jr. Parker, CO	Chief Executive Officer, Director

Chief Executive Officer appointed April 4, 2012, previously Chief Financial Officer as of January 4, 2012. Chief Financial Officer & Chief Operations Officer for Jipangu International from 2006 to 2011. VP-Finance, Controller and Treasurer for Apollo Gold Corporation from 2004 – 2006. Asarco Incorporated Division Controller, Corporate Controller (2000-2001) and Vice President of Finance and Administration (2001-2004).

February 3, 2012
Donald W. Gentry(1) Bella Vista, Arkansas	Director	President, Chief Executive Officer, Chairman and Director of PolyMet Mining Corporation, 1998 to 2003	July 18, 2005
Marvin K. Kaiser Mayfield, Kentucky	Director	Consultant to natural resource industry, Whippoorwill Consulting 2006 – Present, CFO, Executive VP, Chief Administrative Officer Doe Run Company 1993- 2006.	Nov. 18, 2008
Terence J. Cryan Bronxville, NY	Director	Currently serves as the Managing Director to Concert Energy Partners, LLC. Senior Managing Director at Bear Stearns & Co. 1997-2001.	Sep. 3, 2009
Robert L. Chapman* Elko, NV	Chief Financial Officer	Chief Financial Officer appointed April 4, 2012.Executive Vice President for Goldstrike Operation for Barrick Gold, Executive Vice President and Chief Financial Officer for Apollo Gold from 2002 – 2005, Regional Vice President for Newmont North America 2007-2010. Operated a mining/financial consulting company for several years.	—
Lisanna M Lewis Vancouver, BC	Vice President, Treasurer, Corporate Secretary	Vice President appointed August 1, 2010, previous Corporate Controller of Gryphon Gold from October 2005. Appointed Secretary and Treasurer October 8, 2008. Administration and Logistics Manager for Danka Canada from Aug 1994 – Oct 2005.	—

*Robert L. Chapman replaced James T. O’Neil Jr. as Chief Financial Officer on April 4, 2012, until that time Mr. O’Neil filled both roles as Chief Executive Officer and Chief Financial Officer.

(1)Dr. Gentry passed away on July 2, 2012.

The following is a description of the business background of our directors and executive officers.

James T. O’Neil Jr., 68, was appointed January 4, 2012 to serve as our Chief Financial Officer and has since been appointed to serve as President, CEO, and Director on April 4, 2012 and February 3, 2012 respectively. Mr. O’Neil earned both his Bachelor of Science and a Master of Business Administration from Arizona State University. Most recently he served as the Chief Financial Officer & Chief Operations Officer for Jipangu International from 2006 to the present. Previously he served as VP-Finance, Controller and Treasurer for Apollo Gold Corporation from 2004 – 2006. He started his career in 1973 at Asarco Incorporated in the capacity of Division Controller, Corporate Controller (2000-2001) and ending his career there as Vice President of Finance and Administration (2001-2004

Donald W. Gentry, 69, Director, joined our Board in July 2005 after retiring from PolyMet Mining Corporation as its President, Chief Executive Officer, Chairman and Director from 1998 to 2003. Dr. Gentry passed away on July 2, 2012. Dr. Gentry was a retired Professor Emeritus of the Colorado School of Mines, having served that institution from 1972 to 1998 as Professor, Department Head and Dean of Engineering. He had an international reputation as a consulting mining engineer, professional educator and mining executive. His primary interests centered on the financial aspects of project evaluation, investment decision analysis, project financing and corporate investment strategies. Dr. Gentry previously served as a Director of Santa Fe Pacific Gold Corporation, Newmont Mining Corporation, and Newmont Gold Company and was a Director of Golden Gryphon Explorations (a company which is unrelated to Gryphon Gold Corporation). He was elected President of the Society for Mining, Metallurgy and Exploration, Inc. in 1993 and the American Institute of Mining, Metallurgical and Petroleum Engineers in 1996 and to the National Academy of Engineering in 1996. He held B.S., M.S. and PhD. degrees in mining engineering from the University of Illinois, Mackay School of Mines, and University of Arizona, respectively.

Marvin K. Kaiser, 70, was appointed to our Board on November 18, 2008. Mr. Kaiser graduated from Southern Illinois University-Carbondale and began his career in the field of public accounting becoming a Certified Public Accountant in 1965. His career in the natural resources industry began in 1969 with Ranchers Exploration and Development Corporation where he held various positions including Chief Financial Officer and Senior Vice President until the company was combined with Hecla Mining Company in 1984. Mr. Kaiser also served as Chief Financial Officer of AMAX Gold, Inc from 1989 until 1993 when AMAX Inc was combined with Cyprus Mining. Subsequent to leaving AMAX, Mr. Kaiser joined The Doe Run Company as Chief Financial Officer. At the time of his retirement from Doe Run in 2006, he held the positions of Executive Vice President and Chief Administrative Officer. Following his retirement, Mr. Kaiser formed Whippoorwill Consulting, LLC, which provides financial advisory services to the natural resources industry. He presently serves as a director of several publicly traded mining/exploration companies as well as The Southern Illinois University Foundation.

Terence J. Cryan, 49, was appointed to our board on September 3, 2009. Mr. Cryan graduated with from Tufts University in 1983 with a Bachelor of Arts degree in Economics/Political Science. He then attended the London School of Economics to earn his Masters of Science degree in Economics in December 1984. Mr. Cryan began his career in 1985 as a Portfolio Manager/Investment Officer for Chase Investment Management Corp in New York, NY. In 1987 he located to London, England with Lazard where he gained extensive knowledge of cross border corporate finance as well as mergers and acquisitions. Mr. Cryan’s career continued as a managing director at Paine Webber (following its acquisition of Kidder, Peabody) and then served as Senior Managing Director at Bear Stearns & Co. until 2001. Mr. Cryan was also President & CEO to Medical Acoustics LLC from April 2007 to April 2010. In 2001, Mr. Cryan co-founded and remains the Managing Director of Concert Energy Partners, LLC, an investment banking and private equity firm based in New York. Mr. Cryan has extensive experience as a director of a number of publicly traded companies.

Robert L. Chapman, 55, was appointed to serve as our Chief Financial Officer on April 4, 2012. Mr Chapman began his career with ASARCO and spent 11 years at the Goldstrike Operation for Barrick Gold, was Executive Vice President and Chief Financial Officer for Apollo Gold from 2002 – 2005, spent three years as Regional Vice President of Business Services for Newmont Mining Corp and operated a mining/financial consulting company for several years.

Lisanna M. Lewis, 38, was appointed to serve as our Vice President on August 1, 2010. Ms. Lewis continues to serve as, Treasurer and Secretary. Ms. Lewis has been with us since October 2005, and was originally hired as our Office Manager. In August 2007 Ms. Lewis was promoted to serve as our Controller and later in November 2008 as Secretary and Treasurer. Ms. Lewis has a Commercial Accounting Certificate, an Accounting Technician Diploma, and is currently enrolled in the Certified General Accountants of British Columbia program.

Relationships between Directors and Officers

None.

Arrangements between Directors and Officers

To our knowledge, there is no arrangement or understanding between any of our officers and any other person pursuant to which the officer was selected to serve as an officer.

Legal Proceedings, Cease Trade Orders and Bankruptcy

To our knowledge, none of our directors, executive officers or any of our stockholders holding more than 5% of any class of our voting securities, or any associate of any such director, officer or stockholder is a party adverse to us or any of our subsidiaries or has an interest adverse to us or any of our subsidiaries. None of our directors or executive officers is, as of the date of this Proxy Statement, or was within 10 years before the date of this Proxy Statement, a director, chief executive officer or chief financial officer of any company (including the Company), that:

(a)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Except as set forth below, none of our directors or executive officers, and none of our stockholders holding a sufficient number of our securities to affect materially the control of the Company:

(a)

is, as at the date of this Proxy Statement, or has been within the 10 years before the date of this annual report, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)

has, within 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or stockholder.

Mr. Kaiser and Dr. Gentry served as directors for Constellation Copper Corporation, which filed for an assignment of bankruptcy under Canada’s Bankruptcy Insolvency Act on December 23, 2008.

(c)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(d)

has, within 10 years before the date of this Proxy Statement, been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers nor any stockholder holding 5% any of our securities has been subject to:

(a)

any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

CORPORATE GOVERNANCE
THE BOARD STRUCTURE

General Structure

Our current bylaws require the Board to have at least one (1) and no more than nine (9) directors. The current Board is composed of four (4) directors.

Director Independence

We had four (4) directors at March 31, 2012, including three independent directors, as follows:

  James T. O’Neil Jr.;

  Donald W. Gentry (independent);

  Marvin K. Kaiser (independent); and

  Terence J. Cryan (independent).

An “independent” director is a director whom the Board has determined satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002, section 10A(m)(3) and under section 803A of the NYSE MKT LLC Company Guide.

MEETINGS OF THE BOARD AND BOARD MEMBER ATTENDANCE
OF ANNUAL MEETING

During the fiscal year ended March 31, 2012, the Board held 20 meetings of the Board. None of the incumbent Directors attended fewer than 75% of the Board meetings held while they are a Director.

Board members are not required to attend the Annual Meeting. Last year all members of the Board attended the Annual Meeting.

COMMUNICATIONS TO THE BOARD

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Lisanna M. Lewis, Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV, 89703. Our Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. Our Secretary will review all communications before forwarding them to the appropriate Board member.

DIVERSITY OF THE BOARD

The Company does not have a formal policy regarding diversity in the selection of nominees for directors. The Corporate Governance and Nominating Committee does however consider diversity as part of its overall selection strategy. In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts and, among public company leaders, across a variety of industries. The Corporate Governance and Nominating Committee believes that this expansive conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

BOARD COMMITTEES

Our Board has established four board committees: an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Project Development, Environmental & Sustainability Committee.

The information below sets out the current members of each of our Board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

Our Audit Committee has been structured to comply with Canadian Multilateral Instrument 52-110-Audit Committees (MI 52-110) and Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Donald Gentry1, Marvin Kaiser and Terence Cryan, of whom all are independent directors under MI 52-110, Section 10A-3 of the Exchange Act and the audit committee rules of the NYSE MKT LLC. Marvin Kaiser is the Chairman of the Audit Committee. Marvin Kaiser satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S-K of the rules of the Securities and Exchange Commission.

The Audit Committee meets with management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, will be involved in the appointment of senior financial executives and will annually review our insurance coverage and any off-balance sheet transactions.

________________________
1 On July 2, 2012, Dr. Gentry passed away.

The Audit Committee is mandated to monitor our audit and the preparation of financial statements and to review and recommend to the Board all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the Board. The Audit Committee and the Board each have the authority to terminate the external auditor’s engagement (subject to confirmation by stockholders). The Audit Committee will also approve in advance any services to be provided by the external auditors which are not related to the audit.

On July 2, 2012, Donald Gentry passed away, thereby resulting in a vacancy on the audit committee. In accordance with the requirements of National Instrument 52-110 of the Canadian Securities Administrators, the Board will be required to appoint an independent director to the board and the audit committee by January 2, 2013. Pending such appointment, James T. O'Neil, Gryphon's President and CEO, has been appointed as a member of the audit committee. Gryphon is relying on the exemption provided in section 3.5 of NI 52-110 in allowing Mr. O'Neil, who is not an independent director, to fill the vacancy on the audit committee resulting from Dr. Gentry’s passing.

During the fiscal year ended March 31, 2012, the Audit Committee met 4 times. A copy of the Audit Committee charter can be found on our website at www.gryphongold.com.

Audit Committee Report

Our Audit Committee oversees our financial reporting process on behalf of the Board. The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act, and the rules of the NYSE MKT LLC . The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing (1) the integrity of our financial reporting and internal control, (2) independence and performance of our independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2012 financial statements, the Audit Committee reviewed the 2012 audited financial statements, which appear in the Annual Report, with management and our independent auditors. The Audit Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee reviews the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report. The Committee and the Board have also recommended the selection of Decoria-Maichel-Teague PS as our independent auditors for the fiscal year ending March 31, 2013.

Submitted by the Audit Committee Members

Marvin Kaiser
Donald Gentry
Terence Cryan

Additional information relating to the Audit Committee is contained in the following sections of our Annual Report: “Item 10 – Directors and Executive Officers” and “Item 14 – Principal Accountant Fees and Services”.

Compensation Committee

The Compensation Committee is comprised of Marvin Kaiser and Terence Cryan, both of whom are independent directors under the standards of the NYSE MKT LLC. On July 2, 2012, Dr. Gentry, the chairman of the Compensation Committee passed away. Dr. Gentry’s passing left the Compensation Committee with two members. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of Directors, executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. In addition, the Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and propose any awards of stock options, incentive and deferred compensation benefits.

The Compensation Committee delegates its authority to determine director and executive officer compensation. Our Compensation Committee and management did not engage the services of an external compensation consultant during fiscal year 2012.

During the fiscal year ended March 31, 2012, the Compensation Committee met 5 times. A copy of the Compensation Committee charter can be found on our website at www.gryphongold.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of Terence Cryan (chairman) and Marvin Kaiser, both of whom are independent directors. On July 2, 2012, Dr. Gentry, a member of the Corporate Governance and Nomination Committee passed away. Dr. Gentry’s passing left the Corporate Governance and Nominating Committee with two members. The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for our succession, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of our internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the Board’s relationship with our management, monitoring the quality and effectiveness of our corporate governance system and ensuring the effectiveness and integrity of our communication and reporting to stockholders and the public generally.

Stockholder nominees are subject to the same consideration as nominees selected by the Corporate Governance and Nominating Committee or the Board. The Committee does not have a set policy for whether or how stockholders are to recommend nominees for consideration by the Board. No stockholder or stockholders holding 5% or more of our outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the Nominees included on the proxy card accompanying this proxy statement were nominated by the Nominating Committee and were recommended by our current Board.

During the fiscal year ended March 31, 2012, the Corporate Governance and Nominating Committee met 3 times. A copy of the Corporate Governance and Nominating Committee charter is available on our website at www.gryphongold.com.

Project Development, Environmental & Sustainability Committee

The Project Development, Environmental & Sustainability Committee is comprised of James T. O’Neil Jr. On July 2, 2012, Dr. Gentry, the chairman of the Project Development, Environmental & Sustainability Committee passed away. Dr. Gentry’s passing left James T. O’Neil as the only member of the Project Development, Environmental & Sustainability Committee. The Project Development, Environment & Sustainability Committee reviews and provides technical and commercial guidance for major project development plans, ensures management has appropriate systems in place to plan, implements and tracks performance of project development. The Project Development, Environment & Sustainability Committee establishes environmental policy, monitors compliance and audits our performance relative to policy. The Project Development, Environmental & Sustainability Committee establishes health and safety policies monitors compliance and audits our practices and actions. The Project Development, Environmental & Sustainability Committee establishes policies for involving communities of interest in the design and implementation of project development towards sustainable mining development.

During the fiscal year ended March 31, 2012, the Project Development, Environmental & Sustainability Committee met 1 time.

Director Compensation
	Fees
	Earned
	or Paid			Non-Equity
	in	Stock	Option	Incentive Plan	Non-Qualified	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)($)	($)	($)	($)	Earnings ($)	($)	($)
Donald Gentry	53,500	-	30,585	-	-	-	84,085(1)
Marvin Kaiser	61,000	-	30,585	-	-	-	91,585(2)
Terence Cryan	58,500	-	30,585	-	-	-	89,085(3)

(1)	$53,500 of fees has been paid in cash. 150,000 stock options, 112,500 have vested; 37,500 vest on June 30, 2012
(2)	$61,000 of fees has been paid in cash. 150,000 stock options, 112,500 have vested; 37,500 vest on June 30, 2012
(3)	$58,500 of fees has been paid in cash. 150,000 stock options, 112,500 have vested; 37,500 vest on June 30, 2012

Compensation of Directors

Effective July 1, 2011, each independent board member shall receive the following compensation:

  $8,000 quarterly for serving in the capacity of a director

  $2,000 quarterly for serving as a committee chair of the board of directors

  $1,000 quarterly for serving as a member of a directors committee

In addition to the compensation set forth above, Independent directors are to receive a sum of $2,500 per day for time spent in addition to normal board activities.

All fees have been paid through April 15, 2012.

Director Compensation Agreements

Except as described above, there are no service contracts of any of our directors and there is no arrangement or agreement made or proposed to be made between us and any of our directors pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the director’s responsibilities following such change in control.

OTHER GOVERNANCE MATTERS

Board Leadership Structure

The Board has reviewed our current Board leadership structure — which consists of a non-executive Board Chairman position filled by an independent director. In light of the composition of the Board, our size, the nature of our business, the regulatory framework under which the Company operates, our stockholder base, our peer group and other relevant factors, the Board has determined that an independent director should fill this position and is currently the most appropriate Board leadership structure for our company. The Board noted the following factors in reaching its determination: :

  Board acts efficiently and effectively under the structure of a non-executive Board Chairman position filled by an independent director; and

  A non-executive Board Chairman position results in improved corporate governance.

The Role of the Board in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company.

Risk oversight begins with the Board and the Audit Committee. The Audit Committee is chaired by Marvin Kaiser and each of our three independent directors sits on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as our financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

We also have a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee. Our risk management framework is designed to:

  Provide that risks are identified, monitored, reported, and priced properly;

  Define and communicate the types and amount of risk the Company is willing to take;

  Communicate to the appropriate management level the type and amount of risk taken;

  Maintain a risk management organization that is independent of the risk-taking activities; and

  Promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics summarizes the legal, ethical and regulatory standards that we must follow and will serve as a reminder to our directors, officers and employees, of the seriousness of that commitment. Compliance with this code and high standards of business conduct is mandatory for each of our employees.

The Code of Business Conduct and Ethics was filed with the SEC on February 10, 2006 as exhibit 14.1(2) to Form 10-QSB quarterly report for the quarter ending December 31, 2005. Further information and a copy of the Code of Business Conduct and Ethics is available on our website at www.gryphongold.com. Any future violations of the Code of Business Conduct and Ethics will be reported on our website at www.gryphongold.com.

Our Whistleblower Policy is enforced by an outside agency that reports an and all incidents to the independent Board members

Compensation Interlocks and Insider Participation

There were no compensation committee or board interlocks among the members of our Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our officers, directors, and persons who beneficially own more than 10% of our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely upon information provided to us by individual officers, directors and 10% Stockholders, we believe that all of these filing requirements were satisfied by our officers, directors, and 10% Stockholders in the fiscal year ended March 31, 2012.

EXECUTIVE COMPENSATION

The following table sets forth compensation paid to each of the individuals who served as our Principal Executive Officers and our two other most highly compensated employees (the “named executive officers”) for the fiscal years ended March 31, 2012 and 2011.

During the fiscal years ended March 31, 2012 and 2011, the Board authorized salary adjustments for directors, officers, and employees. These adjustments are indicated in the compensation table below. Further, the Board made stock and option grants to certain directors and executives to provide additional compensation, and the calculated value of such grants are indicated in the compensation table below.

						Non-Equity	Non-Qualified
				Stock	Options	Incentive Plan	Deferred
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other
Principal Position	Year	$	$	$	$	$	Earnings $	Compensation	Total
James T. O’Neil Jr.,	2012	50,000	-	-	34,375	-	-	-	84,375(3)
CEO	2011	-	-	-	-	-	-	-	-
Lisanna Lewis, VP,	2012	129,117*	-	-	45,878	-	-	-	174,995(5)
Treasurer & Secretary	2011	104,510*	-	11,658	10,941	-	-	-	127,109 (4)
Steven Jones,	2012	107,069	-	-	38,270	-	-	-	145,339(8)
VP Exploration	2011	-	-	-	-	-	-	-	-
John Key, Former	2012	209,417			101,950	-	-	-	311,367(2)
CEO	2011	222,000	97,500	23,317	35,121	-	-	-	377,938(1)
Steven D Craig,	2012	94,872	-	-	-	-	-	-	94,872(7)
Former VP, Exploration	2011	163,000	-	7,772	13,561	-	-	-	184,333(6)

(1)	$319,500 of grand total was received as cash, $35,121 was recorded as non-cash stock compensation expense, and $23,317 in stock granted.

(2)	Mr. Key’s employment was terminated by mutual agreement on February 3, 2012. $209,417 of grand total was received as cash, remaining $101,950 was recorded as non-cash stock compensation expense.

(3)	$50,000 of grand total was received as cash; remaining $34,375 was recorded as non-cash stock compensation expense.

(4)	$104,510 of grand total was received in cash, $10,941 was recorded as non-cash stock compensation expense, and $11,658 in stock granted.

(5)	$129,117 of grand total was received in cash, $45,878 recorded in non-cash stock compensation expense.

(6)	Mr. Craig was appointed VP Exploration on April 1, 2010. Of the grand total, $163,000 was received in cash, $13,561 recorded in non- cash stock compensation expense, and $7,772 in stock granted.

(7)	Mr. Craig resigned on August 5, 2011. $94,872 received as cash.

(8)	Mr. Jones was appointed VP Exploration August 29, 2011. Of the grand total, $107,039 was received in cash and $38,270 recorded in non-cash compensation expense.

* Based on the March 31, 2012 exchange rate of Cdn$1 equals US$1.0025

Executive Compensation Agreements and Summary of Executive Compensation Report on Executive Compensation

During the year ended March 31, 2012, our Compensation Committee was responsible for establishing compensation policy and administering the compensation programs of our executive officers.

The amount of compensation paid us to each of our officers and the terms of those persons’ employment is determined solely by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for our officers. The Company believes that the compensation paid to our directors and officers is fair to the Company.

Our Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Executive Compensation Agreements

We are a party to employment contracts with James O’Neil Jr., Robert L. Chapman, Lisanna Lewis and Steven Jones for the term of one year with a renewal feature at the expiry date. Pursuant to the agreements all four employees are entitled to compensation for termination of their employment in certain circumstances, including termination without cause and change of control. The employment agreements provides for the payment of compensation that will be triggered by a termination of the executive officer’s employment by either us or the executive officer following a change of control of us, or by us at any time, other than for “cause.” The terms of our employment contracts with Mr. O’Neil and Ms. Lewis were previously disclosed. Subsequent to the year ended March 31, 2012, we entered into an employment agreement with Mr. Chapman effective April 2, 2012. Under the terms of Mr. Chapman’s employment agreement, we agreed to compensate Mr. Chapman at a rate of $200,000 per year, with a standard benefits package of medical, dental, life and disability coverage. In addition, we also granted Mr. Chapman options to purchase 250,000 shares of our common stock at a price of $0.14 per share.

Except as described above, and the payment of directors’ fees, there are no service contracts of any of officers and there is no arrangement or agreement made or proposed to be made between us and any of our named executive officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of us or a change in the named executive officer’s responsibilities following such change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the stock options and stock appreciation rights granted to our named executive officers as of the fiscal year ended March 31, 2012.

	Option Awards					Stock Awards
			Equity
			Incentive
	Number of		Plan
	Securities	Number of	Awards:
	Underlying	Securities	Number of
	Unexercised	Underlying	Securities
	Options (1)	Unexercised	Unexercised	Option	Option
	(#)	Options (#)	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date
James T. O’Neil(1)
Jr.
Chief Executive
Officer	250,000	62,500		US$0.25	5-Jan-17
	50,000			Cdn$0.41	8-Apr-13
	50,000			Cdn$0.38	8-Jul-13
Lisanna Lewis (2)	100,000			US$0.22	16-Sept-14
VP, Treasurer,	150,000			US$0.10	24-Aug-15
Secretary.	225,000	168,750		US$0.26	8-Sept-16
Steven Jones(3)	100,000	75,000		US$0.26	29-Aug-16
VP Exploration	100,000	75,000		US$0.26	8-Sept-16
John L Key	150,000			Cdn$0.62	11-Feb-13
Former Chief	350,000			Cdn$0.41	1-Aug-13
Executive Officer	200,000			US$0.22	16-Sept-14
	400,000			US$0.10	24-Aug-15
	375,000	375,000		US$0.26	8-Sept-16

(1)	187,500 to vest 25% each June 30, Sept 30, and Dec 31, 2012.

(2)	56,250 to vest June 30, 2012.

(3)	150,000 to vest June 30, 2012.

Retirement, Resignation or Termination Plans

We do not sponsor any plans, that would provide compensation or benefits of any type to an executive upon retirement, or any plans that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company, provided however that as described above each of Jim O’Neil, Lisanna Lewis, Robert L. Chapman and Steve Jones have employment contracts that provide, in each case, for the payment of twelve (12) months of salary upon termination as a result of change in control of our Company.

EQUITY COMPENSATION PLANS

We currently have one equity compensation plan, the 2006 Omnibus Incentive Plan, as amended September 6, 2007 and October 8, 2009 (the “Omnibus Incentive Plan”).

Securities Authorized for Issuance

On March 29, 2005, our Board adopted a stock option plan which was approved by our stockholders on May 13, 2005. As of April 16, 2011, all options granted under this stock compensation plan have been forfeited or exercised (107,500) and the plan is not longer in effect.

On April 4, 2006 (amended July 24, 2006), the Board approved the 2006 Omnibus Incentive Plan, pursuant to which 7,000,000 shares of common stock were reserved for issuance to employees, officers, directors, consultants and advisors.. The 2006 Omnibus Incentive Plan, which replaced a prior plan (pursuant to which no options are outstanding) was ratified by the stockholders at our annual general meeting on September 12, 2006, along with all options previously granted thereunder, pending such ratification.

On September 8, 2009, at the special meeting of the stockholders, the stockholders approved an increase in the number of shares of common stock issuable pursuant to the grant of stock options under the Omnibus Incentive Plan. After the stockholder approved increase, the 2006 Omnibus Incentive Plan authorizes the Company to grant 6,000,000 options and 1,000,000 restricted stock units.

On September 8, 2011, at the annual general meeting of the stockholders, the stockholders approved an increase in the number of shares of common stock issuable pursuant to the grant of stock options under the Omnibus Incentive Plan. After the stockholders approved the increase, the Omnibus Incentive Plan authorized us to grant 12,000,000 options of common stock and 1,000,000 restricted stock units.

As of June 25, 2012 we had granted 12,022,000 stock options, of which 5,629,500 were forfeited and 150,000 were exercised pursuant to the terms of our Omnibus Incentive Plan as described below with expiry dates to 2017; 1,126,170 restricted stock units had been granted as of June 25, 2012, of which 142,750 have been forfeited and the equivalent of 42,500 were issued in cash pursuant to the terms of our Omnibus Incentive Plan.

We have no equity compensation plans in place that have not been approved by our stockholders. Furthermore, we have not granted any options, which are subject to ratification by stockholders. The table below shows securities issued under our equity compensation plans as of June 25, 2012.

Number of
	securities to be	Weighted-	Number of securities
	issued upon	average exercise	remaining available for
	exercise of	price of	future issuance under
	outstanding	outstanding	equity compensation
	options,	options,	plans (excluding
	warrants, and	warrants, and	securities reflected in
	rights	rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,242,500(1)	$0.30*	5,624,080(2)
Equity compensation plans not approved by security holders	--	--	--
TOTAL	6,242,500	--	5,624,080

(1)	Consists 6,242,500 outstanding options granted from the Omnibus Incentive Plan.

(2)	Consists of 5,607,500 options and 16,580 restricted stock units remaining under the Omnibus Incentive Plan.

* Based on the March 31, 2012 exchange rate of Cdn$1 equals US$1.0025

Omnibus Incentive Plan

The Omnibus Incentive Plan authorizes 12,000,000 shares of common stock and 1,000,000 shares of restricted stock for issuance to officers, directors, employees and consultants. For a description of the Omnibus Incentive Plan and the proposed amendment see below.

Summary of Outstanding Options and Awards

The following table sets out the total number of shares of common stock reserved for issuance under the Omnibus Incentive Plan in respect of outstanding options and awards and in respect of options and awards available for issuance as of June 25, 2012.

	Number of Shares	% of Outstanding Shares(1)
Options outstanding under the Omnibus Incentive Plan	6,242,500	3.22%
Awards outstanding under the Omnibus Incentive Plan	-	-
Options available for issuance under the Omnibus Plan	5,607,500	2.89%
Awards available for issuance under the Omnibus Plan	16,580	**

**- denotes percentage less than 1%

(1) Calculated based on 194,103,382 shares outstanding as of June 25, 2012. Consists of 6,242,500 outstanding options granted from the Omnibus Incentive Plan. Does not reflect the increase to the number of shares reserved for issuance under the Omnibus Incentive Plan to 12,000,000 shares for stock options.

Omnibus Incentive Plan

The following is a summary of important Omnibus Incentive Plan provisions. It is not a comprehensive discussion of all of the terms and conditions of the Omnibus Incentive Plan. The information provided below may be modified or altered by some provisions in the Omnibus Incentive Plan. A copy of the Omnibus Incentive Plan is available under our profile at www.sedar.com or www.sec.gov, as an attachment to the Proxy Statement dated August 18, 2006.

Purpose

The purpose of the Omnibus Incentive Plan is to promote our interests and the interests of our stockholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring our future success, to offer such persons incentives to put forth maximum efforts for the success of our business and to afford such persons an opportunity to acquire a proprietary interest in us.

Persons Eligible

Any employee, officer, director, consultant, independent contractor, or director of or providing services to us or any parent, affiliate, or subsidiary of us is eligible to designate a participant in the Omnibus Incentive Plan. However, stock option grants may only be granted to our full or part-time employees, officers, or directors of us or one of our subsidiaries.

Administration

The Omnibus Incentive Plan is administered by our Compensation Committee, or such other committee as the Board may assign administrative responsibility in our best interests. The Compensation Committee has the power to: (i) designate Omnibus Incentive Plan participants; (ii) determine the type or types of awards to be granted to participants under the Omnibus Incentive Plan; (iii) determine the number of shares to be covered by each award; (iv) determine the terms and conditions of any award or award agreement; (v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of any option or waive any restrictions relating to any award; (vi) determine whether and to what extent, and under what circumstances, awards may be exercised in cash, our shares, promissory notes (which don’t conflict with the provisions of the Sarbanes-Oxley Act), other securities, or other property, or may be canceled, forfeited, or suspended; (vii) interpret and administer the Omnibus Incentive Plan and any awards or award agreements thereunder; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate to administer the Omnibus Incentive Plan; (ix) made any determination with respect to the termination of options and awards upon termination or cessation of employment of a participant, upon a director ceasing to serve on the Board or upon any person ceasing to provide services to the Company; (x) make any other determination or take any other action that the Compensation Committee deems necessary or desirable to the administration of the Omnibus Incentive Plan.

Shares Available under the Omnibus Incentive Plan

The aggregate number of shares available to be issued under the Omnibus Incentive Plan is currently 12,016,580 shares of common stock, which represents 6.19% of the issued and outstanding shares. Of the aggregate total, the number of shares available for granting incentive stock options is currently 12,000,000 and the number of shares available for restricted stock grants and restricted stock units is 16,580—both subject to adjustment under the Omnibus Incentive Plan’s anti-dilution provisions. The number of shares available for issuance in respect of awards (other than incentive stock options, restricted stock and restricted stock units), may not exceed the difference between 12,016,580 and the aggregate number of shares reserved for issuance in respect of incentive stock options, restricted stock and restricted stock units, less the number of shares issued upon exercise of such incentive stock options, restricted stock and restricted stock units. After giving effect to options previously granted and prior grants of restricted stock units, 6,242,500 shares are reserved for issuance under the Omnibus Incentive Plan in respect to outstanding options, 5,607,500 shares are reserved for issuance in respect of options available for issuance under the Omnibus Incentive Plan, and 16,580 share are reserved for issuance for restricted stock units under the Omnibus Incentive Plan.

The board has approved an increase in the number of shares authorized for issuance under the Omnibus Incentive Plan to 10,000,000 shares for restricted stock units (representing 5.15% of the outstanding shares as at June 25, 2012). After giving effect to the increase the 10,000,000 shares will be reserved for issuance for restricted stock units (9,016,580) in addition to the 12,000,000 shares reserved for issuance for incentive stock options under the Omnibus Incentive Plan. See, PROPOSAL-Approval Of The Incentive Plan Share Increase, below.

Limitations on Awards to Insiders

Awards in any form our insiders (generally, directors, officers, and 10% stockholders) are limited under the Omnibus Incentive Plan. No award shall be granted under the Omnibus Incentive Plan which may result in the aggregate number of our shares of common stock issued to insiders as a group pursuant to the terms of awards previously granted within any one-year period, and issuable to insiders, at any time under the Omnibus Incentive Plan and any other security based compensation arrangement of us exceeding 10% of our shares of common stock issued and outstanding at the relevant time. In addition, no award may be granted under the Omnibus Incentive Plan which may result in the aggregate number of shares of common stock issuable to any insider at any time under the Omnibus Incentive Plan or any other security based compensation plan arrangement of ours exceeding 5% of our shares of common stock issued and outstanding at the relevant time.

Options

The exercise price of options granted under the Omnibus Incentive Plan is determined by the Compensation Committee provided that the exercise price may not be less than 100% of the fair market value of a share on the date of the grant.

The term of each option shall be fixed by the Compensation Committee at the time of the grant, but may not exceed 10 years (subject to an extension in the event the expiry date coincides with a “black out period” as further described below). The Committee also determines the vesting schedule of options and the method in which payment of the exercise price may be made.

The aggregate fair market value of incentive stock options granted under the Omnibus Incentive Plan which become exercisable by any participant during any calendar year may not exceed $100,000 in aggregate fair market value. Incentive stock options granted under the Omnibus Incentive Plan terminate no later than 10 years after the date of grant (subject to an extension in the event the expiry date coincides with a “black out period” as further described below), except incentive stock options granted to 10% stockholders terminate 5 years after the date of grant. Incentive stock options must have an exercise price of at least 100% of the fair market value, but incentive stock options granted to 10% stockholders will have an exercise price of at least 110% of the fair market value.

In the event that the expiry date of any Option (other than an expiry date arising as a result of the termination of the employment of the Eligible Person for cause) occurs during a period when the Eligible Person is restricted from exercising such Option as a result of a “black-out period” imposed by the Company pursuant to its own black-out policies, or within 3 days of the expiry of any such "black-out period", then the term of any such Option shall automatically, and without any further action by the Board, be extended by a period of 10 business days from the expiry of such “black-out period”.

“Fair market value” is defined under the Omnibus Incentive Plan to mean fair market value of such property determined by such methods or procedures as shall be established from time to time by the Compensation Committee. Notwithstanding the foregoing and unless otherwise determined by the Compensation Committee, the Fair market value of a share as of a given date shall be, if the shares are then listed on the Toronto Stock Exchange, the volume weighted average trading price of one share as reported on the Toronto Stock Exchange for the five trading days immediately preceding such date.

Stock Appreciation Rights

The Committee is authorized to grant stock appreciation rights to eligible persons subject to the terms of the Omnibus Incentive Plan. Each stock appreciation right granted under the Omnibus Incentive Plan shall confer on the holder upon exercise the right to receive, as determined by the Compensation Committee, cash or a number of shares equal to the excess of (a) the fair market value of one share on the date of exercise (or, if the Compensation Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right as determined by the Compensation Committee, which grant price shall not be less than 100% of the fair market value of one share on the date of grant of the stock appreciation right.

Options may not be converted into stock appreciation rights, except at the discretion of the Compensation Committee, which has the power to substitute any award granted under the Omnibus for any other award available under the Omnibus Incentive Plan, subject to and pursuant to the terms of the Omnibus Incentive Plan.

Restricted Stock

The Committee is authorized to grant restricted stock to eligible persons under the Omnibus Incentive Plan. Shares of restricted stock shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate.

Restricted Stock Units

The Committee is authorized to grant restricted stock units to eligible persons under the Omnibus Incentive Plan. A restricted stock unit award will be subject to a restricted stock unit award agreement containing such terms and conditions, not inconsistent with the provisions of the Omnibus Incentive Plan, as the Compensation Committee determines.

Performance Awards

The Committee is authorized to grant performance awards to eligible persons subject to the terms of the Omnibus Incentive Plan. A performance award granted under the Omnibus Incentive Plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock and restricted stock units), other securities, other awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Compensation Committee shall establish. Subject to the terms of the Omnibus Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award shall be determined by the Compensation Committee.

Other Stock Grants

The Committee is authorized, subject to the terms of the Omnibus Incentive Plan, to grant to eligible persons shares without restrictions thereon as are deemed by the Compensation Committee to be consistent with the purpose of the Omnibus Incentive Plan.

Financial Assistance

We may provide financial assistance to eligible persons to purchase shares under the Omnibus Incentive Plan subject to applicable law, including but not limited to Section 402 of the Sarbanes-Oxley Act of 2002, and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over us or a trade in our securities.

Forms of Payment under Awards

Subject to the terms of the Omnibus Incentive Plan, payments or transfers to be made by us or to one of our affiliates upon the grant, exercise or payment of an award (“Award”) may be made in such form or forms as the Compensation Committee shall determine (including, without limitation, cash, shares, promissory notes provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Compensation Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments. We may provide financial assistance to eligible persons to purchase shares of common stock under the Incentive Plan, subject to applicable law and the rules and policies of any securities regulatory authority or stock exchange with jurisdiction over us or a trade in our securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the option to which the financing applies.

Limits on Transfer of Awards

No award (other than Other Stock Grants) and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution and we will not be required to recognize any attempted assignment of such rights by any participant; provided, however, that, if so determined by the Compensation Committee, a participant may, in the manner established by the Compensation Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant; provided, further, that, if so determined by the Compensation Committee, a participant may transfer a non-qualified stock option to any Family Member (as such term is defined in the General Instructions to Form S-8 or successor to such Instructions or such Form) at any time that such participant holds such option, provided that the participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and we receive written notice of such transfer, provided, further, that, if so determined by the Compensation Committee, and except in the case of an incentive stock option, awards may be transferable as determined by the Compensation Committee. Except as otherwise determined by the Compensation Committee (for awards other than an incentive stock option), each award or right under any such award is exercisable during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. Except as otherwise determined by the Compensation Committee (for awards other than an incentive stock option), no award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof is void and unenforceable against us or any of our affiliates.

Term of Awards

Subject to the terms of Omnibus Incentive Plan, the term of each award shall be for such period as may be determined by the Compensation Committee. Whether options, restricted stock units (“RSUs”) or other awards terminate on termination of employment is determined by the Compensation Committee in the context of each grant. The Compensation Committee may adopt policies from time to time in respect of termination provisions on termination of employment. Generally, options and RSUs terminate upon termination of employment as follows:

(A)	Upon retirement, the options and RSU’s which have vested at the date of retirement will continue to be exercisable until the original expiry date.

(B)

Upon termination of employment or service for any reason that does not involve cause or a breach of a contractual commitment owing to us, the options and RSU’s which vested on the date of such termination will continue to be exercisable for a period of 30 days from the termination date, unless extended by the Compensation Committee, and lapse immediately thereafter.

(C)	Upon termination of employment or service by us for cause or a breach of a contractual commitment owing to us, the options and RSU’s lapse immediately upon termination.

(D)

Upon death or disability, the options and RSU’s may, depending on the individual grant, either become fully exercisable (also referred to as fully vested) at the time of death or disability and continue to be exercisable for a period of 12 months (or longer, but in no event beyond the original expiry date) following death or disability, or only the options and RSU’s which were exercisable (also referred to as vested) within a period of up to 90 days following death or disability continue to be exercisable for a period of 12 months following death or disability (or longer, but in no event beyond the required expiry date).

Additional Conditions in Connection with Awards Granted to Participants Employed in Canada Notwithstanding any other provision of the Omnibus Incentive Plan, the following additional terms, conditions and restrictions apply to awards granted to participants employed in Canada:

Options

(A)	Payment by the participant of the exercise price with respect to an option may not be made in shares.

(B)

Upon the exercise of an option the sole form in which payment to the participant may be made by us shall be in shares, unless we offer the participant the right to elect to receive cash or other consideration in lieu of shares and the participant, in its sole discretion, so elects.

(C)

The Compensation Committee may not cancel an option and pay to the participant cash in the amount of the excess of the fair market value of the shares over the excise price unless the participant, in its sole discretion, agrees to receive cash in lieu of shares.

(D)

Tax withholding obligations may not be satisfied by the participant electing to have us withhold shares otherwise to be delivered upon exercise of an option or by the participant delivering shares to us.

(E)	No undertakings shall be given us, any person or partnership non-arm’s length with us or any partnership or trust of which we or a non-arm’s length person is a member or beneficiary, and no agreement shall be entered into by any such person with the participant, with respect to any shares held by the participant, including any agreement or undertaking relating to the redemption, acquisition or cancellation of the shares or the reduction of our paid-up capital.

Restricted Stock Unit Awards

Restricted stock unit awards shall be settled in shares, unless we offer the participant the right to receive cash in lieu of shares and the participant, in the participant’s sole discretion.

Restricted Stock

Participants employed in Canada are not eligible to receive a grant of restricted stock pursuant to Section 6(c) of the Omnibus Incentive Plan.

Other Awards

With respect to any other award granted to a participant employed in Canada, the Compensation Committee shall have the right, but not the obligation, to take account of Canadian income tax considerations in determining the terms and conditions of the award or any other amendment thereto.

Amendment of the Omnibus Incentive Plan

Subject to regulatory approval, the Board may amend, without stockholder approval, any of the provisions of the Omnibus Incentive Plan relating to the following:

(A)	The persons who are eligible for the grant of awards;

(B)	The authority of the Compensation Committee and the Board in respect of the grant of awards;

(C)	The extension of the term of any award, provided the term of any option shall not be more than ten years from the date of grant;

(D)	The procedure for the tendering of a notice of exercise of awards and the exercise of awards;

(E)	The adjustment in shares in the event that our authorized capital as presently constituted is consolidated into a lesser number of shares or subdivided into a greater number of shares;

(F)	The interpretation by the Board of any questions of interpretation of the Omnibus Incentive Plan;

(G)	The determination of the exercise price of the options;

(H)

The text of any part of the Omnibus Incentive Plan to correct any defect, supply any omission, or reconcile any inconsistency in the Omnibus Incentive Plan or any award in the manner and to the extent the Compensation Committee shall deem desirable to carry the Omnibus Incentive Plan into effect; and

(I)	Any other matter which does not expressly require the approval of our stockholders as provided below.

Subject to regulatory approval and the limitations below, the Board may amend, without stockholder approval, the terms of any outstanding award provided that the terms of such amendment are made in accordance with the Omnibus Incentive Plan.

Subject to regulatory approval, the Board may amend any of the provisions of the Omnibus Incentive Plan relating to the following, provided the Board obtains the approval of our stockholders in respect thereof:

(A)	The limitations on grants of options to Insiders, and the number of shares that may be reserved for issuance to Insiders;

(B)	The maximum number of shares reserved for issuance upon exercise of awards granted under the Omnibus Incentive Plan; or

(C)	The reduction in the exercise price or an extension of its term beyond the original expiry date, of any award held by an insider.

None of the amendments listed above may, without the consent of any holder of awards under the Omnibus Incentive Plan, be made if such amendment will have the effect of impairing, derogating from or otherwise adversely affecting such holder’s rights under the Omnibus Incentive Plan, unless additional similar rights comparable thereto, or other compensation of equal or greater value, is given to such holder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS

The following tables set forth information as of June 25, 2012 regarding the ownership of our common stock by:

  each person who is known by us to own more than 5% of our shares of common stock; and

  each named executive officer, each director and all of our directors and executive officers as a group.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on shares of common stock outstanding as of June 25, 2012.

For the purposes of the information provided below, shares subject to options and warrants that are exercisable within 60 days following June 25, 2012 are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to these tables, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Principal Stockholders

Name and Address of Beneficial Owner (1)	Shares	Percent

Top Gold AG M V K	10,000,000	5.15%(2)
Landstrasse 14
9496 Balzers
Principality of Liechtenstein

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned. Figures shown are on a non-diluted basis.

(2)	The Investment Advisor with ultimate voting and dispositive power is Luxor Asset Management Trust reg., Balzers, which is represented by Mr. Martin Frick, Balzers.

Security Ownership of Management

Name and Address of Beneficial Owner(1)	Shares	Percent

James T. O’Neil Jr.	250,000	0.03%(2)
Chief Executive Officer
611 N Nevada Street
Carson City, NV 89703

Donald W Gentry
Director	550,000	0.26%(3)
611 N Nevada Street
Carson City, NV, 89703

Marvin Kaiser	450,000	0.21%(4)
Director
611 N Nevada Street
Carson City, NV 89703

Terence Cryan
Director	450,000	0.21%(5)
611 N Nevada Street
Carson City, NV, 89703

Lisanna Lewis	575,000	0.27%(6)
Vice President, Treasurer, Secretary
611 N Nevada Street
Carson City, NV, 89703

John Key	1,475,000	0.75%(7)
Former Chief Executive Officer
611 N Nevada Street
Carson City, NV 89703

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in this table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)	Includes vested options exercisable to acquire 1,475,000 shares of common stock.
(3)	Includes vested options exercisable to acquire 512,500 share of common stock.
(4)	Includes vested options exercisable to acquire 412,500 shares of common stock and warrants exercisable to acquire 25,000 shares of common stock.
(5)	Includes vested options exercisable to acquire 412,500 shares of common stock.
(6)	Includes vested options exercisable to acquire 518,750 shares of common stock.
(7)	Includes vested options exercisable to acquire 62,500 shares of common stock

We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

As of June 25, 2012, we had approximately 2,500 stockholders of record of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions described below, none of our directors, senior officers or principal stockholders, nor any associate or affiliate of the foregoing have any interest, direct or indirect, in any transaction, since the beginning of the fiscal year ended March 31, 2012, or in any proposed transactions, in which such person had or is to have a direct or indirect material interest.

Related party transactions are reviewed and approved by the Board.

Purchases of Securities

During and subsequent to the fiscal year ending March 31, 2012, our officers, directors and 10% stockholders purchased our securities on the following terms:

			Price of
Officer, Director, 10% Stockholder	Type of Security	Amount	Security	Date of Purchase
Robert L. Chapman	Common Shares	7,500	$0.15	April 30, 2012

Other than compensatory arrangements described under “Executive Compensation” and the transactions described above, we have had no other transactions, directly or indirectly, during the past fiscal year with our directors, senior officers or principal stockholders, or any of their associates or affiliates in which they had or have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected Decoria-Maichel-Teague PS to be its Independent Registered Public Accounting Firm for the current fiscal year ending March 31, 2013.

This proposal seeks stockholder ratification of the appointment of Decoria-Maichel-Teague PS.

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Decoria-Maichel-Teague PS was the Independent Registered Public Accounting Firm for us in the fiscal year ended March 31, 2012 and 2011.

If a representative of Decoria-Maichel-Teague PS does attend the Annual Meeting, they will be given an opportunity to make a statement, should they choose to do so. We do not know if the representative, if one does attend the Annual Meeting, would make himself or herself available for questions at the Annual Meeting.

Audit Fees

The aggregate fees billed by our auditors for professional services rendered in connection with the audit of our annual consolidated financial statements for fiscal 2012 and 2011 and reviews of the consolidated financial statements included in our Forms 10-K and 10-Q for fiscal 2012 and 2011 were $135,661 and $106,433, respectively. The aggregate fees billed by our independent registered public accounting firm for any additional fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above for 2012 and 2011 were $0.

Tax Fees

The aggregate fees billed by our auditors for professional services for tax compliance, tax advice, and tax planning for fiscal 2012 and 2011 were $18,631 and $14,848, respectively.

All Other Fees

The aggregate fees billed by our auditors for all other non-audit services rendered to us, such as attending meetings and other miscellaneous financial consulting, for fiscal 2012 and 2011 were $23,345 and $40,065, respectively.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Our audit committee approves all services provided by our independent accountant.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm. All proxies executed and returned without an indication of how shares of common stock should be voted will be voted FOR the appointment of the independent registered public accounting firm.

PROPOSAL 3 — APPROVAL OF THE INCENTIVE PLAN SHARE INCREASE

What am I voting on?

Our Board has approved an amendment to our Omnibus Incentive Plan to increase the number of shares authorized for issuance under our Omnibus Incentive Plan. The Board determined that is was in our best interests and in the best interests of our stockholders to increase the number of shares available for issuance under the 2006 Omnibus Incentive Plan for the issuance of options under the plan, to reflect an increase in the number of shares of common stock issued and outstanding. Currently, our option plan as approved by the stockholders provide for the issuance of up to 12,000,000 shares of common stock for stock options and 1,000,000 shares for restricted stock units (of which only 16,580 shares remain available for issuance pursuant to restricted stock units)

Based on 194,103,382 shares of common stock issued and outstanding as of July 5, 2012, the Board has recommended an increase of 9,000,000 shares of common stock to the shares available for issuance of restricted stock grants and restricted stock units under the Omnibus Incentive Plan. Following the amendment, the Omnibus Incentive Plan will provide for 22,000,000 shares of common stock for all awards representing 11.33% of the outstanding shares as at June 25, 2012.

The aggregate number of shares available to be issued under the Omnibus Incentive Plan will be 22,000,000 shares of common stock (subject to approval of Incentive Plan Share Increase), which represents 11.33% of the issued and outstanding shares. Of the aggregate total, the number of shares available for granting incentive stock options will be 12,000,000 and the number of shares available for restricted stock grants and restricted stock units is 10,000,000—both subject to adjustment under the Omnibus Incentive Plan’s anti-dilution provisions. The number of shares available for issuance in respect of awards (other than incentive stock options, restricted stock and restricted stock units), may not exceed the difference between 22,000,000 and the aggregate number of shares reserved for issuance in respect of incentive stock options, restricted stock and restricted stock units, less the number of shares issued upon exercise of such incentive stock options, restricted stock and restricted stock units.

Of the 12,000,000 shares of common stock reserved for issuance under the Plan in respect of options, 6,242,500 shares are reserved for issuance for options previously granted (representing 3.2% of the outstanding shares as at June 25, 2012) and 5,607,500 shares are reserved for issuance for options available for future grants (representing 2.9% of its outstanding shares as at June 25, 2012) and 150,000 shares were previously issued as a result of the exercise of options. Of the 10,000,000 shares of common stock reserved for issuance for restricted stock and restricted stock units (after giving effect to the Incentive Plan Share Increase), 9,016,580 shares are reserved for future grants of restricted stock and restricted stock units (representing 4.6% of the outstanding shares as at June 25, 2012) and 983,420 shares were previously issued in satisfaction of restricted stock grants.

This proposal is to ratify the amendment to the Omnibus Incentive Plan to share increase as approved by the Board.

Who is eligible to participate in the Omnibus Incentive Plan?

Any employee, officer, director, consultant, independent contractor, or director of or providing services to us or any parent, affiliate, or subsidiary of us is eligible to be designated a participant in the Omnibus Incentive Plan.

Currently, this includes, but is not limited to, the following directors and executives:

  James T. O’Neil Jr., Chief Executive Officer, Director;

  Marvin K. Kaiser, Director;

  Terence J. Cryan, Director;

  Robert L. Chapman, Chief Financial Officer

  Lisanna M. Lewis, Vice President, Treasurer, Secretary; and

  Steve Jones, Vice President of Exploration.

In total there are approximately 45 officers, directors, and employees eligible under the Omnibus Incentive Plan.

What benefit amounts will be received under the Omnibus Incentive Plan?

Benefit amounts will be determined by the Compensation Committee. Currently, the Board has not authorized the issuance of options covered by the share increase. The following is a summary of the current options issued under our equity compensation plans to current officers and directors:

Directors & Officers	Number of options granted	Number of vested options
James T. O’Neil Jr	250,000	125,000
Robert L. Chapman	250,000	-
Lisanna Lewis	575,000	575,000
Steve Jones	200,000	200,000
Donald Gentry	550,000	550,000
Marvin Kaiser	450,000	450,000
Terence Cryan	450,000	450,000

What amendments will be made to the Omnibus Incentive Plan?

The proposed amendment of the Omnibus Incentive Plan outlined in this proposal 3 will amend Section 4(a) of the Omnibus Incentive Plan to read as follows:

“a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued by the Company under the Plan shall be 22,000,000. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 12,000,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 10,000,000, subject to adjustment as provided in Section 4(c) of the Plan; and (iii) the number of shares available for issuance in respect to Awards (other than Incentive Stock Options, Restricted Stock and Restricted Stock Units) shall not exceed the difference between 22,000,000 and the aggregate number of shares reserved for issuance in respect of Incentive Stock Options, Restricted Stock and Restricted Stock Units outstanding from time to time. The issuance by the Company of any number of Shares upon exercise of Options or other Award shall result in a reduction in a corresponding number of Shares reserved for issuance under the Plan.”

No other amendments, additions, or alterations will be made to Section 4(a) or to any other section of the Omnibus Incentive Plan.

A description of the material provisions of the Omnibus Incentive Plan is provided above under the section heading “Equity Compensation Plans”.

The Board recommends a vote FOR the ratification of the Incentive Plan Share Increase.

PROPOSAL 4 – ARTICLES AMENDMENT

What am I voting on?

You are voting on a proposal to approve amendments to our Articles. As explained below, the amendments amend provisions to our Articles relating to increasing the number of authorized shares of common stock from 250,000,000 to 500,000,000. No other of the current provisions in our Articles, as last amended October 8, 2009, will be amended, altered, replaced, or otherwise changed by the current amendments before the stockholders.

Why did the Board adopt the Articles Amendment?

As we continue to make progress in further developing our Borealis Oxide Heap Leach Project and possible other projects, the Board anticipates that we may need to raise additional capital for further development and capital expenditures through issuance of equity securities or convertible debt securities.

As of July 5, 2012, we had 194,103,382 shares of common stock issued and outstanding. We may be required to issue the following shares of common stock upon exercise of options and warrants or conversion of convertible securities:

  5,813,750 (inclusive of the 550,000 granted to a consultant outside of the stock option plan) shares of common stock issuable upon vested exercise of options outstanding as of July 5, 2012;

  44,078,558 shares of common stock issuable upon exercise of warrants outstanding as of July 5, 2012; and

  2,386,875 shares of common stock issuable upon converting the $1,909,500 convertible note held by our royalty holders (current exercise amount is $0.80);

If all of the convertible securities issued and outstanding as of July 5, 2012 are fully exercised or converted, we would issue an additional 52,279,183 shares of common stock, and our issued and outstanding share capital would increase to 246,382,565 shares.

Our authorized capital consists of 250,000,000 shares of common stock and 15,000,000 shares of preferred stock. If the 52,279,183 were converted as of July 5, 2012, we would be left with 3,617,435 shares to issue in the future, which may adversely affect our ability to raise additional capital through the issuance of equity, convertible debt and attract qualified staff.

The Board determined that it was in our best interests and the best interest of our stockholders to increase the number of authorized shares of common stock from 250,000,000 to 500,000,000 to ensure that Board has sufficient available shares of common stock to meet our ongoing capital requirements, if necessary.

Do we have any current plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose, including future acquisitions and/or financings?

In the future, the Board anticipates we may need to raise additional capital for further development and additional capital expenditures. We may issue shares of common stock in connection with such financing transactions and for corporate purposes which the Board believes are in our best interests and in the best interests of our stockholders.

What are the possible anti-takeover implications in increasing the number of authorized shares of common stock?

The amendment to the Articles to increase the authorized number of shares of common stock from 250,000,000 to 500,000,000 as proposed could adversely affect the ability of third parties to take over or change the control of the Company. The issuance of additional shares of common stock may, under certain circumstances, create voting impediments with respect to changes in control of the Company or dilute the stock ownership of holders of shares of common stock seeking to obtain control of the Company. The ability of our Board to cause us to issue substantial amounts of shares common stock without the need for stockholder approval could discourage potential acquirers and therefore deprive stockholders of benefits they might otherwise obtain from an attempt to acquire ownership or control of the Company, such as selling their shares of common stock at a premium over market price. Moreover, the issuance of shares of common stock to persons friendly to the Board could make it more difficult to remove incumbent directors from office even if such change would serve our interests and the interests of our stockholders. For the foregoing reasons, the rights of the existing holders of shares common stock will be subject to, and may be adversely affected by, the future issuance of shares of common stock.

While the proposed amendment may have anti-takeover ramifications, the Board believes that the benefits it would confer on us outweigh any potential disadvantages, including enhanced ability to finance purchases and secure capital. Notwithstanding the foregoing, the Board has no present intention to issue the authorized common stock for any defensive or anti-takeover purpose, subject to the exercise of the Board’s fiduciary duties to us and our stockholders. Rather, the Board intends to issue common stock only for the purpose of facilitating capital-raising transactions and for other corporate purposes which the Board believes are in our best interests and the best interests of our stockholders.

What amendments are being made to the Articles?

The following are the provisions to be amended in our Articles:

Article 4, Section 4.1 which currently reads:

“CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Two Hundred Sixty-Five Million (265,000,000) shares, consisting of Two Hundred Fifty Million (250,000,000) shares of common stock, par value of $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value of $0.001.”

will be amended to read:

“CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Five Hundred Fifteen Million (515,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of common stock, par value of $0.001, and Fifteen Million (15,000,000) shares of preferred stock, par value of $0.001.”

No other amendments, additions, or alterations will be made to Article 4 or to any other article of the Articles.

Where can I find a copy of the current Articles?

The current Articles are attached as exhibit 3.1 to our registration statement on Form SB-2 as filed with the SEC on August 17, 2005. A copy of the Certificate of Amendment, as filed August 9, 2005, is attached as exhibit 3.2 to our registration statement on Form SB-2 as filed with the SEC on August 17, 2005. In addition, on November 20, 2009, we amended our Articles to increase our authorized capital from 150,000 shares of common stock to 250,000 shares of common stock. A copy of the Certificate of Amendment, as filed December 12, 2009, is attached as exhibit 3.1 to our current report on Form 8-K filed with the SEC on December 12, 2009. The Form SB-2 and the Form 8-K are available at the SEC’s website at www.sec.gov.

The Articles Amendment will be approved if a majority of our issued and outstanding shares of common stock vote FOR the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

The Board recommends a vote FOR the Articles Amendment.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON AUGUST 28, 2012.

Under rules recently adopted by the SEC, we are now furnishing proxy materials on the Internet. The Annual Report and this Proxy Statement can be accessed on the following website www.envisionreports.com/GGN. Directions for attending the Annual Meeting can also be found at this website.

By Order of the Board of Directors,

/s/ Lisanna M. Lewis

Lisanna M. Lewis
Secretary

Carson City, NV
July 19, 2012

ANNUAL MEETING OF STOCKHOLDERS OF
GRYPHON GOLD CORPORATION

August 28, 2012

PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN YOUR PROXY ON THE REVERSE SIDE

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OUR RECORDS STATE THAT YOUR NAME AND SHAREHOLDINGS ARE AS FOLLOWS:

[PASTE LABEL HERE]

PLEASE SIGN YOUR PROXY BELOW (JOINT HOLDERS MUST BOTH SIGN):

Signature of Stockholder: ______________________________________________________Date: ________

Print Name: _____________________________________________________________________________

Title:  _________________________________________________________________________________

Signature of Stockholder: ____________________________________________________Date: ________

Print Name: ___________________________________________________________________________

Title:  _________________________________________________________________________________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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